MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of August 5, 2004, is entered into by and among PLM MILPI Holdings LLC, a Delaware limited liability company (“Purchaser”) and AFG Investment Trust C (the “Seller”), a trust formed in accordance with the Delaware Business Trust Act.

WITNESSETH:

WHEREAS, in connection with the liquidation of the trust assets of the Seller, the Seller desires to sell to Purchaser, and Purchaser desires to acquire all of Seller’s Membership Interests of MILPI Holdings LLC held by the Seller;

WHEREAS, pursuant to separate Consent Solicitations, the Seller has obtained the requisite approval of the sale from its Class A and Class B Beneficiaries.

NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I.

Definitions

Section 1.01    “Class A Beneficiaries” means the holders of the Class A Beneficiary Interests of the Seller.

Section 1.02    “Class B Beneficiaries” means the holders of the Class B Subordinated Beneficiary Interests of the Seller.

Section 1.03    “Managing Trustee” means the managing trustee of Seller, AFG ASIT Corporation.

Section 1.04    “Membership Interests” means all of the outstanding membership interests of MILPI held by Seller.

Section 1.05    “MILPI” means MILPI Holdings LLC, a Delaware limited liability company.

Section 1.06    “Sale Fee” means fees payable to the Managing Trustee in connection with the sale of the Seller’s assets, including the Membership Interests pursuant to the trust agreements governing the Seller.

Article II.

Purchase and Sale of Membership Interests; Purchase Price

Section 2.01    Purchase and Sale of Membership Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 2.02 below) Purchaser shall purchase from the Seller, its entire right, title and interest in and to the Membership Interests as listed on Annex A. The Seller acknowledges that the Membership Interests transferred under this Agreement shall be transferred in full to Purchaser such that upon the completion of the sale, the Seller shall no longer have any Membership Interests in Purchaser.

Section 2.02    The Closing. The closing of the purchase and sale of the Membership Interests (the “Closing”) shall take place by telephone and facsimile at the offices of Nixon Peabody LLP located at 100 Summer Street, Boston, MA 02110, at 10:00 A.M. Boston time, on August 30, 2004, or at such other time and place as shall be agreed upon by Seller and Purchaser (the “Closing Date”).

Section 2.03    Purchase Price. In consideration of the sale by the Seller of the Membership Interests, at the Closing Purchaser shall pay to the Seller the amount set forth on Annex A hereto. The Managing Trustee has agreed to waive the Sale Fee that would otherwise be due to it under the terms of the Seller’s trust agreements in connection with the sale of the Seller’s Membership Interests.

Article III.

Representations and Warranties of the Seller and Purchaser

Section 3.01    Representations and Warranties of the Seller. The Seller hereby represents and warrants to Purchaser that (a) it has valid title to the Membership Interests, (b) it is a trust, validly existing and in good standing under the laws of the State of Delaware, (c) it has the requisite trust power and authority to execute and to deliver this Agreement and to perform its obligations hereunder, (d) neither the execution and delivery of this Agreement, nor the performance by it of the transactions contemplated hereby, will conflict with or violate any provision of its declaration of trust, result in any violation of, or breach of any of the terms or provisions of, constitute a default under, accelerate any obligations under, or conflict with any agreements or instruments to which it is a party or by which it or its properties are bound, or materially violate any material law applicable or binding upon it or the Membership Interests, and (e) once executed, this Agreement shall be in full force and effect and the terms of the transaction consummated so as to effect the original intent of the parties hereto.

Section 3.02    Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Seller that (a) it is a limited liability company, validly existing and in good standing under the laws of the State of Delaware, (b) it has the requisite power and authority to execute and to deliver this Agreement and to perform its obligations hereunder, (c) neither the execution and delivery of this Agreement, nor the performance by it of the transactions contemplated hereby, will conflict with or violate any provision of its operating agreement, result in any violation of, or breach of any of the terms or provisions of, constitute a default under, accelerate any obligations under, or conflict with any agreements or instruments to which it is a party or by which it or its properties are bound, or materially violate any material law applicable or binding upon it, (d) once executed, this Agreement shall be in full force and effect and the terms of the transaction consummated so as to effect the original intent of the parties hereto; and (e) no more than seventy-five percent (75%) of the amount paid to purchase the Membership Interests shall be financed by a debt obligation to a third party.

Article IV.

Conditions to the Purchaser’s Obligations

The Purchaser’s obligation to purchase and pay for the Membership Interests at the Closing shall be subject to compliance by the Seller with the agreements contained herein and to the fulfillment, to the satisfaction of the Purchaser, of the following conditions or the waiver of same by Purchaser:

Section 4.01    Representations and Warranties. The representations and warranties of the Seller contained herein shall be true and correct, on and as of the Closing Date.

Section 4.02    Authorization. The Seller shall have obtained requisite approval of its Class A Beneficiaries and Class B Beneficiaries for the sale of the Membership Interests.

Section 4.03    Value of the Membership Interests. There shall have been no material adverse change in the value of the Membership Interests between the date hereof and the Closing Date, as determined by the Purchaser in its sole reasonable discretion.

Section 4.04    Financing. The Purchaser shall have received a commitment for financing of at least seventy-five percent (75%) of its purchase of the Membership Interests on terms suitable to the Purchaser in its sole discretion.

Article V.

General Provisions

Section 5.01    Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.02     Severability. If any term or other provisions of this Agreement is deemed to be nvalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the essential economic or legal substance of the transactions contemplated hereby is not affected. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 5.03    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, oral and written, between the parties hereto with respect to the subject matter hereof.

Section 5.04    Governing Law. This Agreement shall be governed by, and construed in accordance with the substantive laws of the State of New York without reference to choice of law principles. All actions, claims and disputes arising out of or relating to this Agreement shall be heard and determined by the courts in the Southern District of New York and the parties hereto each hereby irrevocably submit to the jurisdiction of such courts in any action or proceeding and waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

Section 5.05    Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Execution of this Agreement may be made by facsimile signature, which, for all purposes, shall be deemed to be an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be executed as of the date first above written.

SELLER:    AFG INVESTMENT TRUST C

By: AFG ASIT Corporation, its Managing Trustee

By:

Name: James A. Coyne

Title: Senior Vice President

PURCHASER:    PLM MILPI HOLDINGS LLC

By:

Name: Gary D. Engle

Title: Manager

BOS1402424.2 --

Annex A

MILPI HOLDINGS, LLC

MEMBERS

Name and Address of Member(1)	Total Membership Interests Prior to Sale(2)	Total Membership Interests after Sale(3)	Purchase Price
AFG Investment Trust C	50%	0%	$8,300,000
PLM MILPI Holdings LLC	50%	100%	N/A
Total	100%	100%	$8,300,000

__________________________

(1)	Address for each of the trusts is 200 Nyala Farms, Westport, Connecticut 06880.

(2)	Represents the Membership interests of the members prior to the execution of the Membership Interest Purchase Agreement.

(3)	Represents the Membership interests of the members from and after the execution of the Membership Interest Purchase Agreement.